EXHIBIT 4.1
                                                                     ----------


                          TENTH SUPPLEMENTAL INDENTURE

         TENTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of December 21, 2004 is by and among Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), the Subsidiary Guarantors (as defined in the Indenture referred to herein), The Bank of New York as trustee under the Indenture referred to below (the "Trustee"). All capitalized terms not defined herein shall have the meaning ascribed to them in the Indenture.

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of November 5, 2001, and such Indenture was supplemented and amended by (i) the First Supplemental Indenture dated December 17, 2001, (ii) the Second Supplemental Indenture dated June 28, 2002, (iii) the Third Supplemental Indenture dated July 8, 2002, (iv) the Fourth Supplemental Indenture dated February 14, 2003, (v) the Fifth Supplemental Indenture dated May 1, 2003, (vi) the Sixth Supplemental Indenture dated August 15, 2003, (vii) the Seventh Supplemental Indenture dated March 5, 2004, (viii) the Eighth Supplemental Indenture dated August 30, 2004, and (ix) the Ninth Supplemental Indenture dated September 27, 2004.

         WHEREAS, on November 5, 2001, the Company issued $250,000,000 aggregate principal amount of its 8.375% Senior Notes due 2008;

         WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the release of any Subsidiary Guarantor as provided for in the Indenture;

         WHEREAS, the Company has taken all actions required to effect the release, pursuant to Sections 10.02 and 10.04 of the Indenture, of Chesapeake Panhandle Limited Partnership ("CPLP") as Subsidiary Guarantor;

         WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for the Notes), the Company, when authorized by a resolution of its Board of Directors, and the Trustee may enter into a supplemental to the Indenture for the purpose of amending or supplementing any provisions of the Indenture (with certain exceptions not relevant to this Supplemental Indenture);

         WHEREAS, the Company and the Subsidiary Guarantors desire and have requested the Trustee to join with them in entering into this Supplemental Indenture for the purpose of amending the Indenture to remove certain covenants and events of default as permitted by Section 9.02 of the Indenture;

         WHEREAS, the Company has solicited consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated November 12, 2003 and the related Letter of Transmittal and Consent (which together constitute the "Tender Offer");

         WHEREAS, the Company (1) has received the consent of the Holders of more than 50% in aggregate principal amount of the outstanding Notes, (2) has delivered to the Trustee an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (3) has satisfied all other conditions required under Article 9 of the Indenture to enable the Company and the Trustee to enter into this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                    ARTICLE I
                              SUBSIDIARY GUARANTOR

         1.1 MERGER OF SUBSIDIARY. As a result of the merger of CPLP, with and into Chesapeake Exploration Limited Partnership ("CELP"), an Oklahoma limited partnership, which constitutes a merger with a Subsidiary Guarantor under
Section 10.02(a) of the Indenture, CPLP shall for all purposes be released as a Subsidiary Guarantor from all of its Guarantee and related obligations in the Indenture, pursuant to Section 10.04 of the Indenture The notation on the Securities relating to the Guarantee shall be deemed to exclude the name of GPLP and the signature of an Officer of CPLP on its behalf.

         1.2 SURVIVING ENTITY. As the surviving entity in its merger with CPLP and a Subsidiary Guarantor, CELP hereby agrees to assume all of the obligations of CPLP.

                                   ARTICLE II
                                   DEFINITIONS

         2.1  DELETION OF  DEFINITIONS  AND RELATED  REFERENCES.  Section 1.1 of
Article 1 of the Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Article II of this Supplemental Indenture.

                                   ARTICLE III
                             AMENDMENTS TO INDENTURE

         3.1 AMENDMENTS TO ARTICLES 4, 5 AND 6. The Indenture is hereby amended by deleting the following sections of the Indenture and all references thereto in their entirety: Section 4.2 (SEC REPORTS); Section 4.3 (COMPLIANCE
CERTIFICATES); Section 4.4 (MAINTENANCE OF AN OFFICE OR AGENCY); Section 4.5 (CORPORATE EXISTENCE) Section 4.6 (WAIVER OF STAY, EXTENSION OR USURY LAWS);
Section 4.7 (PAYMENT OF TAXES AND OTHER CLAIMS); Section 4.8 (MAINTENANCE OF PROPERTIES AND INSURANCE); Section 4.9 (LIMITATION ON LIENS); Section 4.10
(Limitation on Restricted Payments); Section 4.11 (Limitation on Sale of Assets); Section 4.12 (Limitation on Liens Securing Indebtedness); Section 4.13 (LIMITATION ON SALE/LEASEBACK TRANSACTIONS); Section 4.14 (Limitation on Payment Restrictions Affecting Subsidiaries); Section 4.15 (Limitation on Transactions with Affiliates); Section 4.16 (Change of Control); Section 5.1 (WHEN COMPANY MAY MERGE, ETC.) and each of subsections (4), (5), (6), (8) and (9) of Section
6.1 (EVENTS OF DEFAULT).

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 DEFINITIONS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         4.2 RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

         4.3 ENDORSEMENT AND CHANGE OF FORM OF NOTES. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

                  "Effective as of December 14, 2004 certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Tenth Supplemental Indenture, dated as of December 14, 2004. Reference is hereby made to said Tenth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein."

     4.4 GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     4.5 TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

         4.6 COUNTERPARTS. The parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     4.7 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.

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


         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    COMPANY:

                                    CHESAPEAKE ENERGY CORPORATION


                                    By:    /s/ Aubrey K. McClendon
                                           ------------------------------------
                                    Name:   Aubrey K. McClendon
                                    Title:  Chief Executive Officer


                                    SUBSIDIARY GUARANTORS:

                                    CHESAPEAKE BNR CORP.
                                    CHESAPEAKE ENERGY LOUISIANA CORPORATION
                                    CHESAPEAKE ENERGY MARKETING, INC.
                                    CHESAPEAKE OPERATING, INC.
                                    CHESAPEAKE PRH CORP.
                                    CHESAPEAKE SOUTH TEXAS CORP.
                                    NOMAC DRILLING CORPORATION
                                    OXLEY PETROLEUM CO.
                                    CARMEN ACQUISITION, L.L.C.
                                    CHESAPEAKE ACQUISITION, L.L.C.
                                    CHESAPEAKE ENO ACQUISITION, L.L.C.
                                    CHESAPEAKE EP, L.L.C.
                                    CHESAPEAKE FOCUS, L.L.C.
                                    CHESAPEAKE KNAN ACQUISITION, L.L.C.
                                    CHESAPEAKE MOUNTAIN FRONT, L.L.C.
                                    CHESAPEAKE ORC, L.L.C.
                                    CHESAPEAKE PERMIAN ACQUISITION, L.L.C.
                                    CHESAPEAKE ROYALTY, L.L.C.
                                    GOTHIC PRODUCTION, L.L.C.
                                    JOHN C. OXLEY, L.L.C.
                                    MAYFIELD PROCESSING, LLC
                                    MC MINERAL COMPANY, L.L.C.
                                    SAP ACQUISITION, L.L.C.


                                    By:    /s/ Aubrey K. McClendon
                                           ------------------------------------
                                    Name:   Aubrey K. McClendon
                                    Title:  Chief Executive Officer


                                    CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
                                    CHESAPEAKE LNG, L.P.
                                    CHESAPEAKE LOUISIANA, L.P.
                                    CHESAPEAKE NFW, L.P.
                                    CHESAPEAKE PERMIAN, L.P.
                                    CHESAPEAKE SIGMA, L.P.
                                    CHESAPEAKE ZAPATA, L.P.
                                    CHESAPEAKE-STAGHORN ACQUISITION L.P.

                                    By:  Chesapeake Operating, Inc.,
                                         as general partner of each
                                         representative entity


                                    By:    /s/ Aubrey K. McClendon
                                           ------------------------------------
                                    Name:   Aubrey K. McClendon
                                    Title:  Chief Executive Officer

                                    MIDCON COMPRESSION, L.P.

                                    By:  Chesapeake Energy Marketing, Inc.,
                                         as general partner

                                    By:    /s/ Aubrey K. McClendon
                                           ------------------------------------
                                    Name:   Aubrey K. McClendon
                                    Title:  Chief Executive Officer



                                    TRUSTEE:

                                    THE BANK OF NEW YORK


                                    By:    /s/ Steven D. Torgeson
                                           ------------------------------------
                                    Name:   Steven D. Torgeson
                                    Title:  Vice President